As filed with the Securities and Exchange Commission on September 21, 2004
                                                        Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ___________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                              ___________________

                                GOTTSCHALKS INC.
             (Exact name of registrant as specified in its charter)
                              ___________________

              Delaware                                77-0159791
   (State or other jurisdiction of                 (I.R.S. Employer
   incorporation or organization)                 Identification No.)

                            7 River Park Place East
                            Fresno, California 93720
                                 (559) 434-4800
         (Address and telephone number of principal executive offices)
                              ___________________

          GOTTSCHALKS INC. AMENDED AND RESTATED 1998 STOCK OPTION PLAN
                            (Full title of the plan)
                              ___________________

                                J. Gregory Ambro
                                 P.O. Box 28920
                            Fresno, California 93729
                     (Name and address of agent for service)
                              ___________________

  Telephone number, including area code, of agent for service: (559) 434-4800
                              ___________________

                                    COPY TO:
                             Richard Boehmer, Esq.
                             O'Melveny & Myers LLP
                             400 South Hope Street
                       Los Angeles, California 90071-2899

                        CALCULATION OF REGISTRATION FEE
    --------------------------------------------------------------------------
                                     Proposed       Proposed
                                     maximum        maximum
    Title of           Amount        offering       aggregate     Amount of
    securities         to be         price          offering      registration
    to be registered   registered    per unit       price         fee
    --------------------------------------------------------------------------
    Common Stock,
    $0.01 par value:   1,200,000(1)  $4.745(2)      $5,694,000(2) $721.43(2)
    --------------------------------------------------------------------------

    (1) This Registration Statement covers, in addition to the number of shares of Common Stock stated above, options and other rights to purchase or acquire the shares of Common Stock covered by the Prospectus and, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), an additional indeterminate number of shares, options and rights which by reason of certain events specified in the Gottschalks Inc. Amended and Restated 1998 Stock Option Plan (the "Plan") may become subject to the Plan.

    (2) Pursuant to Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on September 14, 2004, as reported on the New York Stock Exchange and published in The Wall Street Journal.

         The Exhibit Index for this Registration Statement is at page 5.
    ==========================================================================

                                     PART I

                          INFORMATION REQUIRED IN THE
                            SECTION 10(a) PROSPECTUS


      The documents containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Securities Act Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission (the "Commission"), either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Securities Act Rule 424. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to
Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                    PART II

                          INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT


ITEM 3.    INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      Gottschalks Inc. (the "Registrant") filed a Registration Statement on Form S-8, relating to the Plan, with the Commission on August 14, 1998 (SEC File No. 333-61471), the contents of which are incorporated herein by reference.

ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL

      Not applicable.

ITEM 8.    EXHIBITS

      See the attached Exhibit Index at page 5.


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


                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fresno, State of California, on the 13th day of September, 2004.


                               GOTTSCHALKS INC.,
                               a Delaware corporation



                               By: /s/ James R. Famalette
                                  ---------------------------------------
                                   James R. Famalette,
                                   President and Chief Executive Officer



                               POWER OF ATTORNEY

      Each person whose signature appears below constitutes and appoints James
R. Famalette and J. Gregory Ambro and each of them individually, his/her true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


        Signature                 Title                Date
        ---------                 -----                ----
/s/ Joseph W. Levy
----------------------    Chairman                     September 13, 2004
Joseph W. Levy


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


        Signature                 Title                Date
        ---------                 -----                ----

/s/ James R. Famalette
----------------------    President, Chief             September 13, 2004
James R. Famalette        Executive Officer and
                          Director (principal
                          executive officer)

/s/ J. Gregory Ambro
----------------------    Chief Administrative         September 13, 2004
J. Gregory Ambro          and Financial Officer
                          (principal financial
                          and accounting officer)

/s/ O. James Woodward III
----------------------    Director                     September 13, 2004
O. James Woodward III

/s/ Sharon Levy
----------------------    Director                     September 13, 2004
Sharon Levy

/s/ James L. Czech
----------------------    Director                     September 13, 2004
James L. Czech

/s/ Joseph J. Penbera
----------------------    Director                     September 13, 2004
Joseph J. Penbera

/s/ Fred Ruiz
----------------------    Director                     September 13, 2004
Fred Ruiz

/s/ Max Gutmann
----------------------    Director                     September 13, 2004
Max Gutmann

/s/ Tom McPeters
----------------------    Director                     September 13, 2004
Tom McPeters

/s/ Dale H. Achabal
----------------------    Director                     September 13, 2004
Dale H. Achabal

/s/ Jorge Pont Sanchez
----------------------    Director                     September 13, 2004
Jorge Pont Sanchez

                                 EXHIBIT INDEX


Exhibit
Number                       Description of Exhibit
-------                      ----------------------

4.1       Gottschalks Inc. Amended and Restated 1998 Stock Option Plan.(1)

5         Opinion of Counsel (opinion re legality).

23.1      Consent of Independent Registered Public Accounting Firm.

23.2      Consent of Counsel (included in Exhibit 5).

24        Power of Attorney (included in this Registration Statement under
          "Signatures").


(1) Previously filed with the Commission as Appendix B to the Registrant's Definitive Proxy Statement on Form 14A filed with the Commission on May 8, 2001 (SEC File No. 001-09100) and incorporated herein by this reference.



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